UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lechi 25 Bnei-Brak, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-6167055

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, TopSpin Medical, Inc. (the “Company”) appointed Moshe Mizrahy, 58, to serve as a director of the Company. Mr. Mizrahy manages Nitzanim Health Care Group, which is comprised of life science and technology-oriented start-up companies and which he founded in 2005. From 2001 until 2005, Mr. Mizrahy served as the chief executive officer of Syneron Medical Ltd. (NASDAQ: ELOS), a manufacturer of medical aesthetic equipment. Prior to joining Syneron Medical, Mr. Mizrahy held various management positions in technology companies and venture funds, including founding and managing the Business Strategy Group, a strategic planning consulting group, and serving as president of Zag Industries Ltd., a manufacturer of consumer plastic products. Mr. Mizrahy holds a B. Sc. in Industrial Engineering from Tel Aviv University and an MBA in Corporate Finance and Marketing from Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: June 8, 2011	By:	/s/ Uri Ben Or

Name: Uri Ben Or Title: Chief Financial Officer